Exhibit 10.1

CHANGE IN TERMS AGREEMENT

Borrower:	ECSI International, Inc.
790 Bloomfield Avenue, Suite C-1
Clifton, NJ 07012

Lender:	Atlantic Stewardship Bank
Lending
400 Hamburg Turnpike
Wayne, NJ 07470

Principal Amount: $472,975.00	Date of Agreement: May 15, 2013

DESCRIPTION OF EXISTING INDEBTEDNESS. Original note dated March 15, 2011, amended and extended March 15, 2012, November 15, 2012 and February 15, 2013.

DESCRIPTION OF CHANGE IN TERMS. 1) Term Out Line of Credit 2) Add personal Guaranty of Arthur E. Barchenko 3) Interest Rate 4) Floor Rate 5) Payment as indicated below and 6) Conversion Fee as indicated below.

PROMISE TO PAY. ECSI International, Inc. ("Borrower") promises to pay to Atlantic Stewardship Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Four Hundred Seventy-two Thousand Nine Hundred Seventy-five & 00/100 Dollars ($472,975.00), together with interest on the unpaid principal balance from May 15, 2013, until paid in full, together with all applicable fees and expenses.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule, which calculates interest on the unpaid principal balances as described in the "INTEREST CALCULATION METHOD" paragraph using the interest rates described in this paragraph: one interest payment on June 15, 2013, with interest calculated on the unpaid principal balances using an interest rate of 5.875% per annum based on a year of 360 days; 23 monthly consecutive principal and interest payments in the initial amount of $5,000.00 each, beginning July 15, 2013, with interest calculated on the unpaid principal balances using an interest rate based on the Prime rate as published in the Wall Street Journal. When a range of rates has been published, the higher of the rates will be used (currently 3.250%), plus a margin of 1.000 percentage points, adjusted if necessary for the minimum and maximum rate limitations for this loan, resulting in an initial interest rate of 5.875% per annum based on a year of 360 days; and one principal and interest payment of $410,558.01 on June 15, 2015, with interest calculated on the unpaid principal balances using an interest rate based on the Prime rate as published in the Wall Street Journal. When a range of rates has been published, the higher of the rates will be used (currently 3.250%), plus a margin of 1.000 percentage points, adjusted if necessary for the minimum and maximum rate limitations for this loan, resulting in an initial interest rate of 5.875% per annum based on a year of 360 days. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the Index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts on this loan. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs; then to any late charges; then to any accrued unpaid interest; and then to principal. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

Exhibit 10.1

VARIABLE INTEREST RATE. The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the Prime rate as published in the Wall Street Journal. When a range of rates has been published, the higher of the rates will be used (the "Index") . The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 3.250% per annum. The interest rate or rates to be applied to the unpaid principal balance during this loan will be the rate or rates set forth herein in the "Payment" section. Notwithstanding any other provision of this Agreement, after the first payment stream, the interest rate for each subsequent payment stream will be effective as of the due date of the last payment in the just-ending payment stream. NOTICE: Under no circumstances will the interest rate on this loan be less than 5.875% per annum or more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (B) increase Borrower's payments to cover accruing interest, (C) increase the number of Borrower 's payments, and (D) continue Borrower's payments at the same amount and increase Borrower's final payment.

INTEREST CALCULATION METHOD. Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Atlantic Stewardship Bank, 400 Hamburg Turnpike Wayne, NJ 07470.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment. This late charge shall be paid to Lender by Borrower for the purpose of defraying the expense incident to the handling of the delinquent payment.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this loan shall be increased by adding an additional 3.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. After maturity, or after this loan would have matured had there been no default, the Default Rate Margin will continue to apply to the final interest rate described in this Agreement. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law .

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Indebtedness.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf, or made by Guarantor, or any other guarantor, endorser, surety, or accommodation party, under this Agreement or the Related Documents in connection with the obtaining of the Indebtedness evidenced by this Agreement or any security document directly or indirectly securing repayment of this Agreement is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Exhibit 10.1

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the cred1tor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Execution; Attachment. Any execution or attachment is levied against the Collateral, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied.

Change in Zoning or Public Restriction. Any change in any zoning ordinance or regulation or any other public restriction is enacted, adopted or implemented, that limits or defines the uses which may be made of the Collateral such that the present or Intended use of the Collateral,

Default Under Other Lien Documents. A default occurs under any other mortgage, deed of trust or security agreement covering all or any portion of the Collateral.

Judgment. Unless adequately covered by insurance in the opinion of Lender, the entry of a final judgment for the payment of money involving more than ten thousand dollars ($10,000.00) against Borrower and the failure by Borrower to discharge the same, or cause it to be discharged, or bonded off to Lender's satisfaction, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor, or any other guarantor, endorser, surety, or accommodation party of any of the Indebtedness or any Guarantor, or any other guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within thirty (30) days; or (2) it the cure requires more than thirty (30) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Agreement and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Agreement if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

Exhibit 10.1

GOVERNING LAW. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of New Jersey without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of New Jersey.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Agreement is secured by a lien on all business assets of ECSI International, Inc.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

FINANCIAL STATEMENTS. The Borrower will provide the Lender within one hundred twenty (120) days of the end of each fiscal I calendar year, annual audited Financial Statements prepared by a certified public accountant satisfactory to the lender and quarterly company prepared 10-Q Financial Statements, Accounts Receivable Aging and Accounts Payable Aging will be required annually. In addition, the Borrower will furnish upon request, any additional financial information the Bank deems necessary in support of and during the term of this loan within thirty (30) days of such request. In addition to but not in lieu of any other remedies available to the Bank, upon the Borrower's failure to provide the statements and/or financial records required to be provided by the Borrower and the Guarantor, and until such statements and/or financial records are furnished, the interest rate under the note shall be increased one percent (1.00%) above the rate of interest then in effect on the note.

DEPOSIT RELATIONSHIP. As part of the consideration to the Lender, the Borrower shall maintain business deposit accounts with Atlantic Stewardship Bank during the term of the loan. If the account relationship is not maintained with the Bank, the interest rate shall immediately be increased one percent (1.00%). Lender acknowledges that Borrower maintains an account outside of Atlantic Stewardship Bank for the purpose of transacting international business and Lender further acknowledges that this is not a violation under this agreement.

CROSS DEFAULT. This Loan shall be cross-defaulted with all present and future Loans to the Borrower and Guarantor.

CONVERSION FEE PAYMENT. $10,000.00 total conversion fee due with $3,000.00 payable on 6/26/13. If payoff occurs on or before September 30, 2013, Atlantic Stewardship Bank will reduce the remaining fee due to $3,000.00. If payoff occurs after September 30, 2013 but before December 31, 2013, Atlantic Stewardship Bank will reduce the remaining fee to $5,000.00. After December 31, 2013, the full remaining fee of $7,000.00 will be due and payable no later than October 15, 2014.

Exhibit 10.1

AUTOMATIC DEBIT. If payment method is other than automatic debit from a demand deposit account at Atlantic Stewardship Bank, your rate will increase by one percent (1.00%).

WAIVER MINIMUM DEBT SERVICE COVERAGE COVENANT. Lender agrees to eliminate the Debt Service Coverage Covenant from this credit facility entirely.

SUCCESSORS AND ASSIGNS. Subject to any limitations stated in this Agreement on transfer of Borrower's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Borrower, Lender, without notice to Borrower, may deal with Borrower's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the Indebtedness.

MISCELLANEOUS PROVISIONS. If any part of this Agreement cannot be enforced, this fact will not affect the rest of the Agreement. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by la w, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Agreement are joint and several.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

ECSIINTERNATIONAL, INC.

By: /s/ Arthur E. Barchenko

Arthur E. Barchenko, President of ECSI

International, Inc.

LENDER:

ATLANTIC STEWARDSHIP BANK

X /s/ Cynthia Perrotta

Authorized Signer